Exhibit 10.19


--------------------------------------------------------------------------------



                                  $250,000,000

           Competitive Advance and REVOLVING CREDIT FACILITY AGREEMENT

                          Dated as of October 29, 2004

                                      among

                         CITIZENS COMMUNICATIONS COMPANY
                                   as Borrower

                                       and

                            THE LENDERS NAMED HEREIN
                                   as Lenders

                              Bank of America, N.A.
                    as Administrative Agent and Issuing Bank

                                       and

                               JPMorgan Chase BAnk
                              as Syndication Agent
                                       and

                              Morgan Stanley Bank,
                         DEUTSCHE BANK SECURITIES, INC.,
                         THE ROYAL BANK OF SCOTLAND PLC
                                       and
                               UBS Securities LLC
                           as Co-Documentation Agents

                                ---------------

                         Banc of America Securities LLC
                         as Lead Arranger and Bookrunner


--------------------------------------------------------------------------------

ARTICLE I DEFINITIONS.....................................................................1
SECTION 1.01. Defined Terms...............................................................1
SECTION 1.02. Terms Generally............................................................17
SECTION 1.03. Letter of Credit Amounts...................................................17
SECTION 1.04. Times of Day...............................................................18

ARTICLE II THE CREDITS...................................................................18
SECTION 2.01. Commitments................................................................18
SECTION 2.02. Loans......................................................................18
SECTION 2.03. Competitive Bid Procedure..................................................20
SECTION 2.04. Standby Borrowing Procedure................................................22
SECTION 2.05. Conversions................................................................22
SECTION 2.06. Fees.......................................................................23
SECTION 2.07. Repayment of Loans.........................................................23
SECTION 2.08. Interest on Loans..........................................................24
SECTION 2.09. Default Interest...........................................................25
SECTION 2.10. Alternate Rate of Interest.................................................25
SECTION 2.11. Changes in Commitments.....................................................25
SECTION 2.12. Prepayment.................................................................26
SECTION 2.13. Reserve Requirements; Change in Circumstances..............................27
SECTION 2.14. Change in Legality.........................................................29
SECTION 2.15. Indemnity..................................................................29
SECTION 2.16. Pro Rata Treatment.........................................................30
SECTION 2.17. Sharing of Setoffs.........................................................30
SECTION 2.18. Payments; Administrative Agent's Clawback..................................31
SECTION 2.19. Taxes......................................................................32
SECTION 2.20. Letters of Credit..........................................................35

ARTICLE III REPRESENTATIONS AND WARRANTIES...............................................44
SECTION 3.01. Organization; Powers; Governmental Approvals...............................44
SECTION 3.02. Financial Statements.......................................................44
SECTION 3.03. No Material Adverse Change.................................................45
SECTION 3.04. Title to Properties; Possession Under Leases...............................45
SECTION 3.05. Ownership of Subsidiaries..................................................45
SECTION 3.06. Litigation; Compliance with Laws...........................................45
SECTION 3.07. Agreements.................................................................46
SECTION 3.08. Federal Reserve Regulations................................................46
SECTION 3.09. Investment Company Act; Public Utility Holding Company Act.................47
SECTION 3.10. Use of Proceeds............................................................47
SECTION 3.11. Tax Returns................................................................47
SECTION 3.12. No Material Misstatements..................................................47
SECTION 3.13. Employee Benefit Plans.....................................................47
SECTION 3.14. Insurance..................................................................48




ARTICLE IV CONDITIONS OF LENDING.........................................................48
SECTION 4.01. Each Borrowing and Issuance................................................48
SECTION 4.02. Effective Date.............................................................48

ARTICLE V AFFIRMATIVE COVENANTS..........................................................50
SECTION 5.01. Existence; Businesses and Properties.......................................50
SECTION 5.02. Financial Statements, Reports, etc.........................................51
SECTION 5.03. Litigation and Other Notices...............................................52
SECTION 5.04. Maintaining Records........................................................53
SECTION 5.05. Use of Proceeds............................................................53

ARTICLE VI NEGATIVE COVENANTS............................................................53
SECTION 6.01. Liens; Restrictions on Sales of Receivables................................53
SECTION 6.02. Ownership of the Principal Subsidiaries....................................54
SECTION 6.03. Asset Sales................................................................54
SECTION 6.04. Mergers....................................................................55
SECTION 6.05. Restrictions on Dividends..................................................55
SECTION 6.06. Transactions with Affiliates...............................................55
SECTION 6.07. Financial Ratio............................................................56
SECTION 6.08. Guarantees.................................................................56

ARTICLE VII EVENTS OF DEFAULT............................................................56
SECTION 7.01. Events of Default..........................................................56
SECTION 7.02. Application of Funds.......................................................58

ARTICLE VIII THE ADMINISTRATIVE AGENT....................................................59

ARTICLE IX MISCELLANEOUS.................................................................62
SECTION 9.01. Notices....................................................................62
SECTION 9.02. Survival of Agreement......................................................63
SECTION 9.03. Binding Effect.............................................................64
SECTION 9.04. Successors and Assigns.....................................................64
SECTION 9.05. Expenses; Indemnity........................................................67
SECTION 9.06. Right of Setoff............................................................69
SECTION 9.07. Applicable Law.............................................................69
SECTION 9.08. Waivers; Amendment.........................................................69
SECTION 9.09. Interest Rate Limitation...................................................70
SECTION 9.10. Entire Agreement...........................................................70
SECTION 9.11. Waiver of Jury Trial.......................................................71
SECTION 9.12. Severability...............................................................71
SECTION 9.13. Counterparts...............................................................71
SECTION 9.14. Headings...................................................................71
SECTION 9.15. Jurisdiction; Consent to Service of Process................................71
SECTION 9.16. USA PATRIOT Act Notice.....................................................72
SECTION 9.17. Payments Set Aside.........................................................72
SECTION 9.18. Treatment of Certain Information; Confidentiality..........................73

Exhibit A-1       Form of Competitive Bid Request
Exhibit A-2       Form of Notice of Competitive Bid Request
Exhibit A-3       Form of Competitive Bid
Exhibit A-4       Form of Competitive Bid Accept/Reject Letter
Exhibit A-5       Form of Standby Borrowing Request
Exhibit A-6       Form of Conversion Request
Exhibit B         Form of Assignment and Assumption
Exhibit C         Form of Opinion of Counsel to Borrower
Exhibit D-1       Form of Standby Note
Exhibit D-2       Form of Competitive Note

Schedule 2.01     Lenders' Commitment
Schedule 6.08     Guarantees
Schedule 9.01     Administrative Agent's Office; Certain Addresses for Notices

               Competitive Advance and REVOLVING CREDIT FACILITY AGREEMENT, dated as of October 29, 2004, among CITIZENS COMMUNICATIONS COMPANY, a Delaware corporation (the "Borrower"), the Lenders listed in Schedule 2.01 (together with any assignees pursuant to Section 9.04, the "Lenders") and BanK of America, N.A. a national banking association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

     The Borrower has requested the Lenders to extend credit to the Borrower in order to enable it to borrow on a standby revolving credit basis and to obtain the issuance of letters of credit on and after the date hereof and at any time and from time to time prior to the Maturity Date (as hereinafter defined) a principal amount not in excess of $250,000,000 (as such amount may be modified pursuant to Section 2.11 hereof) at any time outstanding. The Borrower has also requested the Lenders to provide a procedure pursuant to which the Borrower may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrower. The proceeds of such borrowings are to be used for general corporate purposes, including working capital and support of commercial paper issuances and Securitization Transactions (as hereinafter defined) permitted hereunder. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

     Accordingly, the Borrower, the Lenders and the Administrative Agent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms.

     As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

     "Administrative  Fees"  shall  have the  meaning  assigned  to such term in
Section 2.06(b).

     "Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Alternate Base Rate" shall mean, for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Effective Rate plus 1/2 of 1% and
(b) the Prime Rate in effect on such day.

     "Applicable Rate" shall mean, with respect to any ABR Loan, Eurodollar Standby Loan, Letter of Credit Fee or Commitment Fee, as the case may be, at all times, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

                                                                Applicable Rate
                                                                  for Eurodollar      Applicable Rate
                                              Applicable Rate   Standby Loans and           for
    Pricing Level         Leverage Ratio       for ABR Loans    Letters of Credit     Commitment Fee
--------------------------------------------------------------------------------------------------------
1                      < 3.0:1                     0.00%              1.00%               0.250%
                       -
--------------------------------------------------------------------------------------------------------
2                      >3.0:1 <  3.5:1             0.25%              1.25%               0.375%
                              -
--------------------------------------------------------------------------------------------------------
3                      >3.5:1 < 4.0:1              0.50%              1.50%               0.375%
                              -
--------------------------------------------------------------------------------------------------------
4                      > 4.0:1                     0.75%              1.75%               0.500%

     Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a certificate of a Financial Officer is delivered pursuant to Section 5.02(c); provided, however, that if a such certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such certificate was required to have been delivered. Pricing Level 3 shall apply from the Effective Date through the first Business Day after the earlier of the date the certificate is delivered under Section 5.02(c) with respect to the fiscal quarter ending September 30, 2004, and the date the such certificate is required to be delivered under Section 5.02(c).

     "Asset Exchange" shall mean the exchange or other transfer of telecommunications assets between or among the Borrower and another Person or other Persons in connection with which the Borrower would transfer telecommunications assets and/or other property in consideration of the receipt of telecommunications assets and/or other property having a fair market value substantially equivalent to those transferred by the Borrower (as determined in good faith by the Borrower's Board of Directors); provided that the principal value of the assets being transferred to the Borrower shall be represented by telecommunications assets.

     "Assignment and Assumption" shall mean an assignment and assumption entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

     "Available Amount" of any Letter of Credit shall mean, at any time, the amount of such Letter of Credit as determined in accordance with Section 1.03.

     "Bank of America" shall mean Bank of America, N.A.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Borrowing" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) or Converted on a single date and as to which a single Interest Period is in effect. All Loans of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

     "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York or the State of Texas) on which banks are open for business in New York City and Dallas, Texas; provided, however, that, when used in connection with a Eurodollar Loan, the term
"Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     "Cash Collateral" has the meaning specified in Section 2.20(g).

     "Cash Collateralize" has the meaning specified in Section 2.20(g).

     A "Change in Control" shall be deemed to have occurred if (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time have been occupied by Persons who were neither (i) nominated by the management of the Borrower, nor
(ii) appointed by directors so nominated; or (c) any Person or group shall otherwise directly or indirectly Control the Borrower.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

     "Commitment" means, as to each Lender, its obligation to (a) make Standby Loans to the Borrower pursuant to the Agreement, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. Unless earlier terminated pursuant to the terms of this Agreement, the Commitments shall automatically and permanently terminate on the Maturity Date.

     "Commitment Fee" shall have the meaning assigned to such term in Section 2.06(a).

     "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

     "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

     "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurodollar Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

     "Competitive  Bid Request"  shall mean a request  made  pursuant to Section
2.03 in the form of Exhibit A-1.

     "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

     "Competitive Loan" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

     "Consolidated EBITDA" shall mean, with respect to the Borrower and its Subsidiaries for any period: Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) dividends on preferred stock, (v) losses attributable to minority interests, (vi) investment losses,
(vii) any nonrecurring charges for such period relating to severance costs, restructuring costs or acquisition assimilation expenses, (viii) any extraordinary charges or non-cash charges for such period (provided that any cash payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment is made) and (ix) net losses in connection with the early retirement of debt and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) income or gains attributable to minority interests,
(ii) investment income and (iii) any extraordinary gains or non-cash gains for such period, all determined on a consolidated basis in accordance with GAAP. For purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") in connection with any determination of the Leverage Ratio, if after the first day of such Reference Period and on or prior to any date on which the Leverage Ratio is to be determined the Borrower or a consolidated Subsidiary shall have effected a Material Transaction, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (without giving effect to cost savings not actually realized), as determined reasonably and in good faith by a Financial Officer, as if such Material Transaction occurred on the first day of such Reference Period; provided, that, such pro forma calculations shall only include such adjustments as are permitted under Regulation S-X of the Securities and Exchange Commission. As used in this definition, "Material Transaction" means any acquisition or disposition outside the ordinary course of business of any property or assets that (x) constitute assets comprising all or substantially all of an operating unit of a business or equity interests of a Person representing a majority of the ordinary voting power or economic interests in such Person that are represented by all its outstanding capital stock and (y) involves aggregate consideration in excess of $50,000,000. Notwithstanding the foregoing, Consolidated EBITDA for any period shall not in any event be calculated to include the operations, income or expenses of any Non-Recourse Joint Venture, except to the extent of dividends or other distributions actually paid to the Borrower or any of its consolidated Subsidiaries (other than Non-Recourse Joint Ventures) during such period.

     "Consolidated Net Income" shall mean, for any period, the net income or loss of the Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Non-Recourse Joint Venture or any other Person (other than the Borrower) in which any other Person (other than the Borrower or any consolidated Subsidiary of the Borrower or any director holding qualifying shares in compliance with applicable law) owns an equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its consolidated Subsidiaries (other than Non-Recourse Joint Ventures) during such period, and (b) (except as otherwise specified in the definition of Consolidated EBITDA in connection with Material Transactions), the income or loss of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or the date that such Person's assets are acquired by the Borrower or any Subsidiary of the Borrower.

     "Consolidated Net Worth" shall mean, as at any date of determination, the consolidated stockholders' equity of the Borrower and its consolidated Subsidiaries, including redeemable preferred securities where the redemption date occurs after the Maturity Date, mandatorily redeemable convertible preferred securities, mandatorily convertible Indebtedness (or Indebtedness subject to mandatory forward purchase contracts for equity or similar securities) and minority equity interests in other persons, as determined on a consolidated basis in conformity with GAAP consistently applied. For the purpose of calculating "Consolidated Net Worth", the consolidated stockholders' equity of any Non-Recourse Joint Venture and its subsidiaries shall be excluded from the consolidated stockholders' equity of the Borrower and its consolidated Subsidiaries.

     "Consolidated Tangible Assets" of any Person shall mean total assets of such Person and its consolidated Subsidiaries, determined on a consolidated basis, less goodwill, patents, trademarks and other assets classified as intangible assets in accordance with GAAP.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Conversion", "Convert" or "Converted" shall mean the conversion of any Standby Loan of one Type into a Standby Loan of another Type, or the selection of a new, or the renewal of the same, Interest Period for any such Standby Loan, as the case may be, pursuant to Section 2.05.

     "Conversion Request" shall mean a request made pursuant to Section 2.05 in the form of Exhibit A-6.

     "Debtor Relief Laws" shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" shall mean any event or condition which upon notice, lapse of time, or both would constitute an Event of Default.

     "Defaulting Lender" shall mean any Lender that (a) has failed to fund any portion of the Standby Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "Dollars" or "$" shall mean lawful money of the United States of America.

     "Effective  Date" shall mean the date on which the conditions  specified in
Section 4.02 are satisfied (or waived in accordance with Section 9.08).

     "Eligible Assignee" shall mean (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person (other than a natural person) approved by (a) the Administrative Agent and the Issuing Bank, and (b) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

     "Environmental Laws" shall mean all national, federal, state, provincial, municipal or local laws, statutes, ordinances, orders, judgments, decrees, injunctions, writs, policies and guidelines (having the force of law), directives, approvals, notices, rules and regulations and other applicable laws relating to environmental or occupational health and safety matters, including those relating to the Release or threatened Release of Specified Substances and to the generation, use, storage or transportation of Specified Substances, each as in effect as of the date of determination.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the regulations promulgated and the rulings issued thereunder.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA.

     "ERISA  Termination Event" shall mean (i) a "Reportable Event" described in
Section 4043 of ERISA (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceeding to terminate a Plan by the PBGC or
(v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Eurodollar  Borrowing"  shall mean a  Borrowing  comprised  of  Eurodollar
Loans.

     "Eurodollar Competitive Borrowing" shall mean a Borrowing comprised of Eurodollar Competitive Loans.

     "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

     "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or Eurodollar Standby Loan.

     "Eurodollar   Standby  Borrowing"  shall  mean  a  Borrowing  comprised  of
Eurodollar Standby Loans.

     "Eurodollar Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

     "Event of Default" shall have the meaning assigned to such term in Article VII.

     "Existing Facilities" shall mean (i) the Competitive Advance and Revolving Credit Facility Agreement, dated as of October 24, 2001, as amended, among the Borrower, the lenders party thereto and The Chase Manhattan Bank, as agent for the lenders and (ii) the $100,000,000 Revolving Credit Facility Agreement, dated as of October 24, 2001, among the Borrower, the lenders party thereto and Morgan Stanley Bank, as administrative agent.

     "Federal Funds Effective Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means the letter agreement, dated October 4, 2004, among the Borrower, the Administrative Agent and Banc of America Securities LLC.

     "Fees" shall mean the Commitment Fee, the Letter of Credit Fees and the Administrative Fees.

     "Financial Officer" of any corporation shall mean the President, Chief Financial Officer, Chief Executive Officer, Vice President - Finance, Executive Vice President, Chief Accounting Officer or Treasurer of such corporation. Any document delivered hereunder that is signed by a Financial Officer shall be conclusively presumed to have been authorized by all necessary corporate action on the part of the Borrower and such Financial Officer shall be conclusively presumed to have acted on behalf of the Borrower.

     "Fixed  Rate  Borrowing"  shall mean a  Borrowing  comprised  of Fixed Rate
Loans.

     "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

     "Governmental Approval" shall mean any authorization, consent, order, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any Governmental Authority.

     "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Guarantee" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "Guaranty Agreement" means, collectively, each Guarantee executed and delivered pursuant to Section 6.08.

     "Honor Date" shall have the meaning assigned to such term in Section 2.20(c)(i).

     "Hostile Acquisition" shall mean any Target Acquisition (as defined below) involving a tender offer or proxy contest that has not been recommended or approved by the board of directors (or similar governing body) of the Person that is the subject of such Target Acquisition prior to the first public announcement or disclosure relating to such Target Acquisition. As used in this definition, the term "Target Acquisition" shall mean any transaction, or any series of related transactions, by which the Borrower and/or any of its Subsidiaries directly or indirectly (i) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors or (iii) otherwise acquires control of a more than 50% ownership interest in any such Person.

     "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (other than customer deposits made in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person in respect of Swap Contracts (except to the extent such obligations are used as a bona fide hedge of other Indebtedness of such Person), (i) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances (except to the extent any such obligations are incurred in support of other obligations constituting Indebtedness of such Person and other than, to the extent reimbursed if drawn, letters of credit in support of ordinary course performance obligations) and (j) all Guarantees of such Person in respect of any of the foregoing; provided, however, that the term Indebtedness shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days duration, as the case may be, been applicable to such Loan and, in addition, the date of any Conversion of such Loan to a Loan of a different Type.

     "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or, with respect to any Conversion, on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or such longer period as may be agreed to by all of the Lenders), as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the date 90 days thereafter or, if earlier, on the Maturity Date or the date of prepayment of such Borrowing and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than the day after the date of such Borrowing or later than 364 days (or, subject to the Borrower obtaining all necessary Governmental Approvals, such longer period as may be agreed to by all of the Lenders) after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

     "Issuing Bank" shall mean the Bank of America in its capacity as issuer of the Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "Issuer Documents" shall mean with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Issuing Bank and the Borrower (or any Subsidiary) or in favor of the Issuing Bank and relating to any such Letter of Credit.

     "Joint Venture" shall mean a general or limited partnership, limited liability company or other entity formed or organized under the laws of the United States of America or any state thereof that would own or operate telecommunications assets and which, in turn, the Borrower would manage.

     "Joint Venture Transaction" shall mean the formation of a Joint Venture, by the formation of a new entity and the contribution of telecommunications assets (or cash or similar assets) thereto by the Borrower, the investment by the Borrower in a previously existing entity that owns telecommunications assets or other similar transaction.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case whether or not having the force of law.

     "L/C Advance" shall mean with respect to each Standby Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Ratable Share.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Standby Borrowing.

     "L/C Cash Deposit Account" shall mean an interest bearing cash deposit account to be established and maintained by the Administrative Agent, over which the Administrative Agent shall have sole dominion and control, upon terms as may be satisfactory to the Administrative Agent and the Issuing Bank.

     "L/C Credit Extension" shall mean with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase in the amount thereof.

     "L/C Obligations" means, as at any date of determination, the aggregate Available Amounts under all outstanding Letters of Credit, plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

     "Lenders" shall mean the meaning specified in the introductory paragraph hereto.

     "Letter of Credit" shall mean any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

     "Letter of Credit Application" shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank.

     "Letter of Credit Expiration Date" shall mean the day that is seven days prior to the Maturity Date then in effect for the Standby Loans (or, if such day is not a Business Day, the next preceding Business Day).

     "Letter  of Credit  Fee" shall have the  meaning  assigned  to such term in
Section 2.20(i).

     "Letter of Credit Sublimit" shall mean an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to the Total Commitment.

     "Leverage Ratio" shall mean, with respect to any fiscal quarter, as of the date ending such fiscal quarter, the ratio of (a) Total Indebtedness as of such fiscal quarter end to (b) Consolidated EBITDA, for the four consecutive fiscal quarters immediately prior to such fiscal quarter end (including such fiscal quarter).

     "LIBO Rate" shall mean, for any Interest Period with respect to any Eurodollar Borrowing, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "LIBO Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Borrowing being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call, or similar right of a third party with respect to such securities.

     "Loan" shall mean a Competitive Loan or a Standby Loan, whether made as a Eurodollar Loan, an ABR Loan, or a Fixed Rate Loan, as permitted hereby.

     "Loan Documents" means this Agreement, each Note, each Issuer Document, the Fee Letter, the Guaranty Agreement and each Security Document.

     "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

     "Margin Regulations" shall mean Regulations T, U and X of the Board.

     "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, operations, financial condition or results of operations of the Borrower and the Subsidiaries taken as a whole.

     "Material Transaction" shall have the meaning assigned to such term in the definition of Consolidated EBITDA.

     "Maturity Date" shall mean October 29, 2009.

     "Non-Recourse Joint Venture" shall mean a Joint Venture the Indebtedness of which is Non-Recourse Joint Venture Indebtedness.

     "Non-Recourse Joint Venture Indebtedness" shall mean secured or unsecured Indebtedness of a Joint Venture that is non-recourse to the Borrower or any Principal Subsidiary or any of their respective assets or property. In furtherance of the foregoing, an obligation of the Borrower that is non-recourse to the Borrower except to the extent of a pledge of the equity of a Joint Venture (the Indebtedness of which is otherwise non-recourse to the Borrower) will be deemed Non-Recourse Joint Venture Indebtedness.

     "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D-1 or D-2, as appropriate.

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

     "Outstanding Amount" means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

     "Participant" has the meaning specified in Section 9.04(d).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, or government, or any agency or political subdivision thereof.

     "Plan" shall mean any pension plan (including a multiemployer plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for or to which contributions are made for employees of the Borrower or any ERISA Affiliate.

     "Prime Rate" shall mean the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate". The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Principal Subsidiaries" shall mean any Subsidiary of the Borrower, whose Consolidated Tangible Assets comprise in excess of 25% of the Consolidated Tangible Assets of the Borrower and its consolidated Subsidiaries as of the date hereof or at any time hereafter. The term "Principal Subsidiaries" shall not include any Non-Recourse Joint Venture.

     "Ratable Share" of any amount, shall mean, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.11, 2.12 or 7.01 or if the Commitments have expired, such Lender's Commitment as in effect immediately prior to such termination, giving effect to any subsequent assignments) and the denominator of which is the aggregate amount of all Commitments at such time
(or, if the Commitments shall have been terminated pursuant to Section 2.11, 2.12 or 7.01 or if the Commitments have expired, the amount of all Commitments as in effect immediately prior to such termination).

     "Register" shall have the meaning given such term in Section 9.04(c).

     "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Release" shall mean any spilling, emitting, discharging, depositing, escaping, leaching, dumping or other releasing, including the movement of any Specified Substance through the air, soil, surface water, groundwater or property, and when used as a verb has a like meaning.

     "Required Lenders" shall mean, at any time, Lenders having Commitments representing more than 50% of the Total Commitment; provided, that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the term "Required Lenders" shall mean Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition); provided, further, that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest, or on account of any return of capital to the Borrower's stockholders, partners or members (or the equivalent Person thereof).

     "Securitization Transaction" means (a) any transfer of accounts receivable or interests therein (i) to a trust, partnership, corporation or other entity (other than a Subsidiary), which transfer or pledge is funded by such entity in whole or in part by the issuance to one or more lenders or investors of indebtedness or other securities that are to receive payments principally from the cash flow derived from such accounts receivable or interests in accounts receivable, or (ii) directly to one or more investors or other purchasers (other than any Subsidiary), or (b) any transaction in which the Borrower or a Subsidiary incurs Indebtedness secured by Liens on accounts receivable. The "amount" of any Securitization Transaction shall be deemed at any time to be (A) in the case of a transaction described in clause (a) of the preceding sentence, the aggregate uncollected amount of the accounts receivable transferred pursuant to such Securitization Transaction, net of any such accounts receivable that have been written off as uncollectible, and (B) in the case of a transaction described in clause (b) of the preceding sentence, the aggregate outstanding principal amount of the Indebtedness secured by Liens on accounts receivable Incurred pursuant to such Securitization Transaction.

     "Security Documents" means, collectively, each security agreement or other instrument or document executed and delivered pursuant to the proviso to Section
6.01 or the proviso to Section 6.02 to secure any of the Obligations.

     "Specified Substance" shall mean (i) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste" or "toxic substances" or words of similar import under any applicable Environmental Laws; (ii) any (A) oil, natural gas, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal fluid, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or (B) other materials or pollutants that, in the case of both (A) and (B), (1) pose a hazard to the property of the Borrower or any of its Subsidiaries or any part thereof or to persons on or about such property or to any other property that may be affected by the Release of such materials or pollutants from such property or any part thereof or to persons on or about such other property or (2) cause such property or such other property to be in violation of any Environmental Law; (iii) asbestos, urea formaldehyde foam insulation, toluene, polychlorinated biphenyls and any electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (iv) any sound, vibration, heat, radiation or other form of energy and any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

     "Standby Borrowing" shall mean a Borrowing consisting of simultaneous Standby Loans from each of the Lenders.

     "Standby  Borrowing  Request" shall mean a request made pursuant to Section
2.04 in the form of Exhibit A-5.

     "Standby Lenders" shall mean at any time, any Lender that has a Commitment at such time.

     "Standby Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.04. Each Standby Loan shall be a Eurodollar Standby Loan or an ABR Loan. All Standby Loans by a Lender of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed to be a single Standby Loan by such Lender until repaid or next Converted.

     "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association, or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled, or held by the parent, or (b) which is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references in this Agreement to "Subsidiaries" shall be construed as references to Subsidiaries of the Borrower.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     "Swap  Termination  Value"  means,  in  respect  of any  one or  more  Swap
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "Total Commitment" shall mean at any time the aggregate amount of the Lenders' Commitments, as in effect at such time.

     "Total Indebtedness" means, as of any date, the aggregate principal amount of Indebtedness of the Borrower and its consolidated Subsidiaries outstanding as of such date, in the amount and only to the extent that such Indebtedness would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, minus the amount of the cash and cash equivalents of the Borrower and its consolidated Subsidiaries in excess of $50,000,000 that would be reflected on such balance sheet; provided, however, that Total Indebtedness shall not include (i) Non-Recourse Joint Venture Indebtedness and
(ii) the 5% Company Obligated Mandatorily Redeemable Convertible Preferred Securities due 2036 (the "EPPICS").

     "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

     "Transferee" shall mean any transferee or assignee of all or any portion of
a  Lender's  interests,   rights  and  obligations   hereunder,   including  any
participation holder.

     "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the rate of interest applicable to any Fixed Rate Loan.

     "Unreimbursed  Amount"  shall  have the  meaning  assigned  to such term in
Section 2.20(c)(i).

     SECTION 1.02. Terms Generally.

     The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 3.02.

     SECTION 1.03. Letter of Credit Amounts

     Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

     SECTION 1.04. Times of Day

     Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01. Commitments.

     Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrower, at any time and from time to time on and after the Effective Date and until the earlier to occur of the Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment, subject however, to the conditions that, (a) at no time shall (i) the Total Outstandings exceed the Total Commitment, or (ii) the aggregate Outstanding Amount of the Standby Loans of such Lender, plus such Lender's Ratable Share of the Outstanding Amount of all L/C Obligations exceed such Lender's Commitment, and
(b) at all times the outstanding aggregate principal amount of all Standby Loans made by each Lender shall equal the product of (i) the percentage which its Commitment represents of the Total Commitment times (ii) the outstanding aggregate principal amount of all Standby Loans made pursuant to Section 2.04.

     Each  Lender's  Commitment  is set forth  opposite its  respective  name in
Schedule 2.01. Such Commitments may be modified or reduced from time to time pursuant to Section 2.11 and Section 2.13(f).

     Within the foregoing limits, the Borrower may borrow, pay, or prepay and reborrow hereunder, on and after the Effective Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

     SECTION 2.02. Loans.

     (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Competitive Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $10,000,000 (or, in the case of Standby Loans, an aggregate principal amount equal to the remaining balance of the available Commitments).

     (b) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than ten separate Standby Loans or more than four Competitive Borrowings of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

     (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent at the Administrative Agent's Office, not later than 1:00 P.M., and the Administrative Agent shall by 3:00 P.M. credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to
Section 2.03 in the amounts so accepted and Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.16. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing (or, in the case of an ABR Borrowing, prior to the time of such ABR Borrowing) that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent and the Administrative Agent has made available to the Borrower such portion, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (d) Notwithstanding any other provision of this Agreement, the Interest Period requested by the Borrower with respect to any Borrowing shall not end after the Maturity Date.

     SECTION 2.03. Competitive Bid Procedure

     (a) Subject to the terms and conditions set forth herein, from time to time during the period from and including the Effective Date to but excluding the earlier to occur of the Maturity Date and the termination of the Commitments of all Lenders, the Borrower may request Competitive Bids and may, but shall not have any obligation to, accept Competitive Bids and borrow Competitive Loans; provided, that after giving effect to any Competitive Borrowing, the Total
Outstandings  shall  not  exceed  the  Total  Commitment.  In order  to  request
Competitive Bids, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Administrative Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 A.M. four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 A.M. one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $10,000,000 and in an integral multiple of $1,000,000, and (z) the Interest Period(s) with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit A-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

     (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent via telecopier, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 A.M. three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 A.M. on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the range of principal amounts (each of which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and, in the case of the larger such amount, may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent via telecopier (A) in the case of Eurodollar Competitive Loans, not later than 9:30 A.M. three Business Days before a proposed Competitive Borrowing, and (B) in the case of Fixed Rate Loans, not later than 9:30 A.M. on the day of a proposed Competitive Borrowing; provided, however, that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable. If the Administrative Agent shall not have received from any Lender notification of its election to make a Competitive Bid on or before the times set forth in the second sentence of this paragraph, such Lender shall be deemed to have elected not to make a Competitive Bid.

     (c) The Administrative Agent shall promptly notify (but in any event no later than 10:00 A.M. on the day any Competitive Bid is received by the Administrative Agent) the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount (or range thereof) of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

     (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject all or any portion (within the range of principal amounts specified therein) of any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a Eurodollar Competitive Borrowing, not later than 11:00 A.M. three Business Days before a proposed Competitive Borrowing and (y) in the case of a Fixed Rate Borrowing, not later than 11:00 A.M. on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at the same Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount no greater than the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids at a lower Competitive Bid Rate accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the lowest amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

     (e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopier sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

     (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower not later than 9:15 A.M. on the day on which the other Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

     (g) All notices required by this Section 2.03 shall be given in accordance with Section 9.01.

     SECTION 2.04. Standby Borrowing Procedure

     In order to request a Standby Borrowing (other than a Conversion), the Borrower shall hand deliver or telecopy to the Administrative Agent a notice in the form of Exhibit A-5 (a) in the case of a Eurodollar Standby Borrowing, not later than 11:00 A.M. three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 A.M. on the day of a proposed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable (unless otherwise expressly provided herein) and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Standby Borrowing or an ABR Borrowing; (ii) the date of such Standby Borrowing (which shall be a Business
Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Standby Borrowing, the Interest Period with respect thereto. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Standby Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise (but in any event no later than 12:00 P.M. on such date) the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

     SECTION 2.05. Conversions.

     The Borrower may from time to time Convert any Standby Loan (or portion thereof) of any Type and with any Interest Period (if applicable) to one or more Standby Loans of the same or any other Type and with any Interest Period (if applicable) by delivering (by hand delivery or telecopier) a request for such Conversion in the form of Exhibit A-6 to the Administrative Agent no later than
(i) 11:00 A.M. on the third Business Day prior to the date of any proposed Conversion into a Eurodollar Standby Loan and (ii) 11:00 A.M., on the day of any proposed Conversion into an ABR Loan. The Administrative Agent shall give each Lender prompt notice of each Conversion Request. Each Conversion Request shall be irrevocable (unless otherwise expressly provided herein) and binding on the Borrower and shall specify the requested (A) date of such Conversion, (B) Type of, and Interest Period, if any, applicable to, the Standby Loans (or portions thereof) proposed to be Converted, (C) Type of Standby Loans to which such Standby Loans (or portions thereof) are proposed to be Converted, (D) initial

Interest Period, if any, to be applicable to the Standby Loans resulting from such Conversion and (E) aggregate amount of Standby Loans (or portions thereof) proposed to be Converted. No Eurodollar Standby Loans may be Converted on a date other than the last day of the Interest Period applicable thereto, unless the Borrower reimburses each Lender pursuant to Section 2.15 for all losses or expenses incurred by such Lender in connection with such Conversion. If the Borrower shall fail to give a timely Conversion Request pursuant to this subsection in respect of any Standby Loans, such Standby Loans shall, on the last day of the then existing Interest Period therefor, automatically Convert into, or remain as, as the case may be, ABR Loans, unless such Standby Loans are repaid at the end of such Interest Period. If the Borrower shall fail, in any Conversion Request that has been timely given, to select the duration of any Interest Period for Standby Loans to be Converted into Eurodollar Standby Loans, such Standby Loans shall, on the last day of the then existing Interest Period therefor, automatically Convert into Eurodollar Standby Loans with an Interest Period of one month's duration. If, on the date of any proposed Conversion, the Borrower shall have failed to fulfill any condition set forth in Section 4.01, all Standby Loans then outstanding shall, on such date, automatically Convert into, or remain as, as the case may be, ABR Loans.

     SECTION 2.06. Fees.

     (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31, and on the date on which the Commitment of such Lender expires or is otherwise terminated as provided herein, a commitment fee (a "Commitment Fee") at a rate per annum equal to the Applicable Rate from time to time in effect on the actual daily amount by which the Commitment of such Lender exceeds the sum of (i) the aggregate Outstanding Amount of the Loans of such Lender, plus (ii) such Lender's Ratable Share of the Outstanding Amount of all L/C Obligations. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender expires or is otherwise terminated as provided herein.

     (b) The Borrower agrees to pay the Administrative Agent, for its own account, the fees (the "Administrative Fees") at the times and in the amounts agreed upon between them.

     (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.07. Repayment of Loans.

     (a) The outstanding principal balance of each Loan shall be payable, in the case of each Competitive Loan, on the earlier to occur of the last day of the Interest Period applicable to such Loan and the Maturity Date, and, in the case of each Standby Loan, on the Maturity Date. Each Competitive Loan and each Standby Loan shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.08. Each Lender shall, and is hereby authorized by the Borrower to record in such Lender's internal records an appropriate notation evidencing the date and amount of each Competitive Loan or Standby Loan, as applicable, of such Lender, each payment or prepayment of principal of any Competitive Loan or Standby Loan, as applicable, and such other relevant information as such Lender records in its internal records with respect to loans of a type similar to such Loans; provided, however, that the failure of any Lender to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Competitive Loans or Standby Loans, as applicable, made by such Lender in accordance with the terms hereof.

     (b) Any Lender may request that any Loans made by it be evidenced by one or more promissory notes. Promptly upon receipt of such request, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its assignees) substantially in the form of Exhibit D-1 or D-2, as appropriate. Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

     SECTION 2.08. Interest on Loans.

     (a) Subject to the provisions of Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Standby Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, and (ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03. Interest on each Eurodollar Borrowing shall be payable on each applicable Interest Payment Date. The LIBO Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly (but in any event no later than 10:30 A.M. two Business Days prior to the commencement of such Interest Period) (A) advise the Borrower and each Lender, as appropriate, of such determination and (B) upon the request of the Borrower, provide the Borrower with the calculations and relevant factors supporting such determination.

     (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined with reference to the Prime Rate and over a year of 360 days in all other cases) at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate. Interest on each ABR Borrowing shall be payable on each applicable Interest Payment Date. The Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly (but in any event no later than 11:30 A.M. on the day of each ABR Borrowing) (A) advise the Borrower and each Lender of such determination and (B) upon the request of the Borrower, provide the Borrower with the calculations and relevant factors supporting such determination.

     (c) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to
Section 2.03. Interest on each Fixed Rate Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.

     SECTION 2.09. Default Interest.

     If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration, or otherwise, the Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 2%.

     SECTION 2.10. Alternate Rate of Interest.

     In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any such request by the Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Administrative Agent, (ii) any such request by the Borrower for a Eurodollar Standby Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing (unless the Borrower shall have withdrawn its request for such Eurodollar Standby Borrowing not later than 10:00 A.M. on the day of the proposed Borrowing) and (iii) any request by the Borrower for a Conversion to Eurodollar Standby Loans pursuant to Section 2.05 shall be deemed to be a request for a Conversion to ABR Loans (unless the Borrower shall have withdrawn its request for such Conversion not later than 10:00 A.M. on the day of the proposed Conversion). Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

     SECTION 2.11. Changes in Commitments.

     (a) Upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000, (ii) no such termination or reduction shall be made which would, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.12, reduce the Total Commitment to an amount less than Total Outstandings, and (iii) if, after giving effect to any reduction of the Total Commitment, the Letter of Credit Sublimit exceeds the amount of the Total Commitment, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

     (b) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction. Subject to Section 2.06(a)(ii), no additional Commitment Fees on the amount of the Commitments so terminated or reduced will accrue.

     (c) Unless earlier terminated pursuant to the terms of this Agreement, the Commitment of each Lender shall automatically and permanently terminate on the Maturity Date.

     (d) Any changes in the Commitments pursuant to this Section 2.11 shall be appropriately recorded by the Administrative Agent in the Register in accordance with Section 9.04(d). In addition, all notices with respect to any such change shall be maintained by the Administrative Agent with the Register.

     SECTION 2.12. Prepayment.

     (a) The Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing, or Eurodollar Competitive Borrowing, in whole or in part, upon giving written notice (or telephone notice promptly confirmed by written notice) to the Administrative Agent: (i) before 11:00 A.M. three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 11:00 A.M. on the day of prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000. The Borrower shall not have the right to prepay any Fixed Rate Competitive Borrowing without the consent of the applicable Lender.

     (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     (c) If for any reason the Total Outstandings at any time exceed the Total Commitment then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.12(c) unless after the prepayment in full of the Standby Loans the Total Outstandings exceed the Total Commitment then in effect.

     SECTION 2.13. Reserve Requirements; Change in Circumstances.

     (a) It is understood that the cost to each Lender of making or maintaining any of the Eurodollar Loans may fluctuate as a result of the applicability of reserve requirements imposed by the Board at the ratios provided for in Regulation D on the date hereof. The Borrower agrees to pay to each of the Lenders from time to time such amounts as shall be necessary to compensate such Lender for the portion of the cost of making or maintaining Eurodollar Loans (other than Eurodollar Competitive Loans) resulting from any such reserve requirements provided for in Regulation D as in effect on the date hereof, it being understood that the rates of interest applicable to Eurodollar Loans have been determined on the assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on the Lenders in connection with such reserve requirements.

     (b) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation (including, without limitation, Regulation D) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan or Fixed Rate Loan made by such Lender, or any amounts in respect of Letters of Credit to the Issuing Bank, or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Issuing Bank and franchise taxes imposed on it by the jurisdiction in which such Lender or the Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender or the Issuing Bank, or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan or Fixed Rate Loan made by such Lender, or any Letter of Credit or any participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to increase the cost of the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest, or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then, to the extent not otherwise being reimbursed under Section 2.19 hereof, the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if it shall have had actual knowledge of the change giving rise to such request at the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

     (c) If any  Lender or the  Issuing  Bank  shall  have  determined  that the adoption after the date hereof of any law, rule, regulation, or guideline regarding capital adequacy, or any change in any existing law, rule, regulation, or guideline regarding capital adequacy or in the interpretation or administration of any of the foregoing by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or the Issuing Bank (or any lending office of such Lender or the Issuing Bank) or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender pursuant hereto, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or such Lender's holding company or the Issuing Bank or the Issuing Bank's holding company, as the case may be, could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (d) A certificate of a Lender or the Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or the Issuing Bank or its holding company as specified in paragraph (a), (b), or (c) above, as the case may be, and all of the relevant factors and the calculations supporting such amount or amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate delivered by it within 10 days after the receipt of the same.

     (e) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 45 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the occurrence of the event entitling such Lender or the Issuing Bank to such compensation and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the occurrence of the event entitling such Lender or the Issuing Bank to such compensation is retroactive, then the 45-day period referred to above shall be extended to include the period of retroactive effect thereof

     (f) If any Lender shall have delivered a notice or certificate pursuant to paragraph (d) above, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to
(i) terminate its Commitment or (ii) transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all or a portion of its interest, rights and obligations under this Agreement to another financial institution which shall assume such obligations; provided that
(A) no such termination or assignment shall conflict with any law, rule, or regulation or order of any Governmental Authority and (B) the Borrower or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder (other than any amounts owed to such Lender pursuant to Section 2.15(c) in connection with such principal payment).

     SECTION 2.14. Change in Legality.

     (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by the Borrower for a Eurodollar Standby Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan (or for a Conversion thereto pursuant to Section 2.05) unless such declaration shall be subsequently withdrawn; and

          (ii) require that all outstanding Eurodollar Loans made by it be Converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically Converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

     In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the Converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the Conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

     SECTION 2.15. Indemnity.

     The Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to Convert any Loan hereunder after irrevocable notice of such Borrowing or Conversion has been given pursuant to Section 2.03, 2.04 or 2.05, (c) any payment, prepayment or Conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise), or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably demonstrated by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, Converted, or not borrowed (assumed to be the LIBO Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment, or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably demonstrated by such Lender) that would be realized by such Lender in redeploying the funds so paid, prepaid, or not borrowed for such period or Interest Period, as the case may be. A certificate of any Lender setting forth the factors and calculations supporting any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower no later than 30 days following the incurrence of any loss or expense for which such Lender is seeking indemnification under this Section 2.15 and shall be conclusive absent manifest error.

     SECTION 2.16. Pro Rata Treatment.

     Except as required or otherwise permitted under Sections 2.13(f) and 2.14, each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Letter of Credit Fees, each reduction of the Commitments and each Conversion of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of Commitment Fees shall be made to each Lender (through the Administrative Agent) as set forth in Section 2.06(a). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. Each Lender agrees that, in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.17. Sharing of Setoffs.

     Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff, or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency, or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Standby Loans or participation in the L/C Obligations as a result of which the unpaid principal portion of the Standby Loans or L/C Obligations of such Lender shall be proportionately less than the unpaid principal portion of the Standby Loans or L/C Obligations of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender or a participation in the Letters of Credit of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans or the L/C Obligations and participations in the Standby Loans or the Letters of Credit held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans or L/C Obligations then outstanding as the principal amount of its Standby Loans or L/C Obligations prior to such exercise of banker's lien, setoff, or counterclaim or other event was to the principal amount of all Standby Loans or L/C Obligations outstanding prior to such exercise of banker's lien, setoff, or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section
2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that, to the maximum extent permitted by law, any Lender holding a participation in a Standby Loan or a Letter of Credit deemed to have been so purchased may exercise any and all rights of banker's lien, setoff, or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Standby Loan or Letter of Credit directly to the Borrower in the amount of such participation.

     SECTION 2.18. Payments; Administrative Agent's Clawback.

     (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder not later than 12:00 P.M. on the date when due in Dollars to the Administrative Agent at the Administrative Agent's Office in immediately available funds. All payments by the Borrower shall be made without deduction for any counterclaim, defense, recoupment or setoff.

     (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     (c) (i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Standby Borrowing (or in the case of any Standby Borrowings consisting of ABR Loans, prior to 1:00 P.M on the proposed date of such ABR Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Standby Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Standby Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and
(B) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Standby Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Standby Loan included in such Standby Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

     (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

     SECTION 2.19. Taxes.

     (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Administrative Agent's, the Issuing Bank's or any Lender's (or any Transferee's) net income and franchise taxes imposed on the Administrative Agent, the Issuing Bank or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which it is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee), the Issuing Bank or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender (or Transferee), the Issuing Bank or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law. Each Lender party hereto on the date hereof represents and warrants that no Taxes will be incurred on the date hereof in connection with the execution and delivery of this Agreement.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes"). Each Lender party hereto on the date hereof represents and warrants that no Other Taxes will be incurred on the date hereof in connection with the execution and delivery of this Agreement.

     (c) The Borrower will indemnify each Lender (or Transferee), the Issuing Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.19) paid by such Lender (or Transferee), the Issuing Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Payment of such indemnification shall be made within 30 days after the date any Lender (or Transferee), the Issuing Bank or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee), the Issuing Bank or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee), the Issuing Bank or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender (or Transferee), the Issuing Bank or the Administrative Agent has received payment from the Borrower hereunder, it shall promptly notify the Borrower of such refund and shall, within 15 days after receipt of such refund, repay such refund to the Borrower, net of all out-of-pocket expenses of such Lender (or Transferee), the Issuing Bank or the Administrative Agent, as the case may be, and only with interest received, if any, from the relevant taxing authority or Governmental Authority; provided that the Borrower, upon the request of such Lender (or Transferee), the Issuing Bank or the Administrative Agent, agrees to return such refund (plus penalties, interest, or other charges) to such Lender (or Transferee), the Issuing Bank or the Administrative Agent, as the case may be, in the event such Lender (or Transferee), the Issuing Bank or the Administrative Agent is required to repay such refund. This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee), the Issuing Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

     (f) Each Lender represents and warrants that either (i) it is organized under the laws of a jurisdiction within the United States or (ii) it has delivered to the Borrower and the Administrative Agent duly completed copies of such form or forms prescribed by the Internal Revenue Service indicating that such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Code. Each Transferee agrees that, on or prior to the date upon which it shall become a party hereto or obtain a participation herein, and upon the reasonable request from time to time of the Borrower or the Administrative Agent, it will deliver to the Borrower and the Administrative Agent either (A) a statement that it is organized under the laws of a jurisdiction within the United States or (B) duly completed copies of such form or forms as may from time to time be prescribed by the United States Internal Revenue Service, indicating that such Transferee is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Code. Each Lender that has delivered, and each Transferee that hereafter delivers, to the Borrower and the Administrative Agent the form or forms referred to in the two preceding sentences further undertakes to deliver to the Borrower and the Administrative Agent, so far as it may legally do so, further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect. Each Lender and Transferee represents and warrants that each such form supplied by it to the Administrative Agent and the Borrower pursuant to this subsection (f), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

     (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (f) above, unless such failure results from (i) a change in applicable law, regulation, or official interpretation thereof, or (ii) an amendment, modification, or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date hereof (and, in the case of a Transferee, after the date of assignment or transfer); provided, however, that the Borrower shall be required to pay those amounts to any Lender (or Transferee) which it was required to pay hereunder prior to the failure of such Lender (or Transferee) to comply with the provisions of paragraph (f).

     (h) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender (or Transferee).

     (i) If any Lender shall request compensation under this Section 2.19, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to (i) terminate its Commitment or (ii) transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04 but with the assignment fee in such instance to be paid by the Borrower) all or a portion of its interest, rights and obligations under this Agreement to another financial institution which shall assume such obligations; provided that (A) no such termination or assignment shall conflict with any law, rule, or regulation or order of any Governmental Authority and (B) the Borrower or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

     SECTION 2.20. Letters of Credit

     (a) The Letter of Credit Commitment
         -------------------------------

          (i) Subject to the terms and conditions set forth herein, (A) the Issuing Bank agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.20, (i) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or certain Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.20(b), and (ii) to honor drawings under the Letters of Credit; and (B) the Standby Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Total Commitment, (y) the aggregate Outstanding Amount of the Standby Loans of any Lender, plus such Lender's Ratable Share of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

          (ii) The Issuing Bank shall not issue any Letter of Credit if:

               (A) subject to Section 2.20(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

               (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

          (iii) The Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it;

               (B) the issuance of such Letter of Credit would violate any Laws or one or more policies of the Issuing Bank;

               (C) except as otherwise agreed by the Administrative Agent and the Issuing Bank, such Letter of Credit is in an initial stated amount less than $100,000;

               (D) such Letter of Credit is to be denominated in a currency other than Dollars;

               (E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

               (F) a default of any Lender's obligations to fund under Section 2.20(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the Issuing Bank has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Issuing Bank's risk with respect to such Lender.

          (iv) The Issuing Bank shall not amend any Letter of Credit if the Issuing Bank would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

          (v) The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
     (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          (vi) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article VIII included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank

     (b)   Procedures   for  Issuance  and   Amendment  of  Letters  of  Credit;
Auto-Extension Letters of Credit.

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Financial Officer of the Borrower. Such Letter of Credit Application must be received by the Issuing Bank and the Administrative Agent not later than 11:00 A.M. at least two Business Days (or such later date and time as the Administrative Agent and the Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business
     Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Bank may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Bank may reasonably require. Additionally, the Borrower shall furnish to the Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Issuing Bank or the Administrative Agent may reasonably require.

          (ii) Promptly after receipt of any Letter of Credit Application, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received written notice from any Lender, the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Bank's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Standby Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Ratable Share times the amount of such Letter of Credit.

          (iii) If the Borrower so requests in any applicable Letter of Credit Application, the Issuing Bank may, in its reasonable discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NonExtension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has reasonably determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clauses (ii) or (iii) of Section 2.20(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the NonExtension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.01 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension.

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

          (v) To the extent requested to do so by any Lender, the Issuing Bank shall provide such Lender with a quarterly report of L/C Outstandings.

     (c) Drawings and Reimbursements; Funding of Participations.

          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 A.M. on the date of any payment by the Issuing Bank under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the Issuing Bank by such time, the Administrative Agent shall promptly notify each Standby Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Standby Lender's Ratable Share thereof. In such event, the Borrower shall be deemed to have requested a Standby Borrowing of ABR Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans, but subject to the amount of the unutilized portion of the
     Commitments and the conditions set forth in Section 4.01 (other than the delivery of a notice pursuant to Section 4.01(a)). Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section 2.20(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Standby Lender shall upon any notice pursuant to Section 2.20(c)(i) make funds available to the Administrative Agent for the account of the Issuing Bank at the Administrative Agent's Office in an amount equal to its Ratable Share of the Unreimbursed Amount not later than 1:00 P.M. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.20(c)(iii), each Standby Lender that so makes funds available shall be deemed to have made a ABR Standby Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Bank.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Standby Borrowing of ABR Loans because the conditions set forth in Section 4.01 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate specified in
     Section 2.09. In such event, each Standby Lender's payment to the Administrative Agent for the account of the Issuing Bank pursuant to
     Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.20.

          (iv) Until each Standby Lender funds its Standby Loan or L/C Advance pursuant to this Section 2.20(c) to reimburse the Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender's Ratable Share of such amount shall be solely for the account of the Issuing Bank.

          (v) Each Standby Lender's obligation to make Standby Loans or L/C Advances to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.20(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Standby Lender's obligation to make Standby Loans pursuant to this Section 2.20(c) is subject to the conditions set forth in Section 4.01 (other than delivery by the Borrower of notice pursuant to Section 4.01(a)). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

          (vi) If any Standby Lender fails to make available to the Administrative Agent for the account of the Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.20(c) by the time specified in Section 2.20(c)(ii), the Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Bank at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Issuing Bank in accordance with banking industry rules on interbank compensation. A certificate of the Issuing Bank submitted to any Standby Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.20(c)(vi) shall be conclusive absent manifest error.

     (d) Repayment of Participations.

          (i) At any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any Standby Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.20(c), if the Administrative Agent receives for the account of the Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Ratable Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.20(c)(i) is required to be returned under any of the circumstances described in Section 9.17 (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of the Issuing Bank its Ratable Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Loans and other obligations hereunder and the termination of this Agreement.

          (e) Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Bank for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

               (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Issuer Documents;

               (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

               (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

               (iv) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

               (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

          The Borrower shall within a reasonable time examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will notify the Issuing Bank within a reasonable time period (not to exceed two Business Days of receipt of such copy). The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

          (f) Role of Issuing Bank. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Issuing Bank, nor the Administrative Agent, nor their respective Affiliates, directors, officers, employees, agents or advisors, nor any correspondent, participant or assignee of the Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Issuing Bank, nor the Administrative Agent, nor their respective Affiliates, directors, officers, employees, agents or advisors, nor any correspondent, participant or assignee of the Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.20(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (g) Upon the request of the Administrative Agent, (i) if the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.12(c), and 7.01 set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.20, Section 2.12(c) and Section 7.01, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing (collectively, the "Cash Collateral"). The Cash Collateral shall be maintained in the L/C Cash Deposit Account.

          (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

          (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Ratable Share a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit; provided, that, for the purpose of distributing the Letter of Credit Fee, the Commitment of, and portion of L/C Obligations held or deemed held by, any Defaulting Lender shall be deemed held by the Issuing Bank and the Letter of Credit Fee otherwise payable to such Lender shall be payable instead to the Issuing Bank until such Lender is no longer a Defaulting Lender. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.03. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at a rate equal to the Applicable Rate plus 2% per annum.

          (j) Fronting Fee and Documentary and Processing Charges Payable to Issuing Bank. The Borrower shall pay directly to the Issuing Bank for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate equal to 0.25%, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the Issuing Bank, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum equal to 0.25%, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.03. In addition, the Borrower shall pay directly to the Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

          (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

          (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each of the Lenders that:

     SECTION 3.01. Organization; Powers; Governmental Approvals.

     (a) The Borrower and each Principal Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and
(iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a Material Adverse Effect. The Borrower's execution, delivery and performance of the Loan Documents are within its corporate powers, have been duly authorized by all necessary action and do not violate or create a default under (A) law, (B) its constituent documents, or (C) any contractual provision binding upon it, except to the extent (in the case of violations or defaults described under clauses (A) or (C)) where such violation or default would not reasonably be expected to result in a Material Adverse Effect. Each of the Loan Documents constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and general principles of equity, including an implied covenant of good faith and fair dealing).

     (b) Except for (i) any Governmental Approvals required in connection with any Borrowings (such approvals being "Borrowing Approvals") and (ii) any Governmental Approvals the failure to obtain which could not reasonably be expected to result in a Material Adverse Effect or affect the validity or enforceability of this Agreement or any other Loan Document, all Governmental Approvals required in connection with the execution and delivery by the Borrower of this Agreement and the other Loan Documents and the performance by the Borrower of its obligations hereunder and thereunder have been, and, prior to the time of any Borrowing, all Borrowing Approvals will be, duly obtained, are (or, in the case of Borrowing Approvals, will be) in full force and effect without having been amended or modified in any manner that may impair the ability of the Borrower to perform its obligations under this Agreement, and are not (or, in the case of Borrowing Approvals, will not be) the subject of any pending appeal, stay or other challenge.

     SECTION 3.02. Financial Statements.

     The Borrower has furnished to the Lenders, for itself and its Subsidiaries, its most recent filings with the Securities and Exchange Commission on Forms 10-K and 10-Q. Such Forms 10-K and 10-Q do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Each of the financial statements in such Forms 10-K and 10-Q has been, and each of the financial statements to be furnished pursuant to Section 5.02 will be, prepared in accordance with GAAP applied consistently with prior periods, except as therein noted, and fairly presents or will fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the date thereof and the results of the operations of the Borrower and its Subsidiaries for the period then ended.

     SECTION 3.03. No Material Adverse Change.

     Since the date of the Borrower's most recent financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, furnished to the Lenders pursuant to Section 3.02, there has been no material adverse change in, and there has occurred no event or condition which is likely to result in a material adverse change in, the financial condition, results of operations, business, assets or operations of the Borrower and the Subsidiaries taken as a whole (it being understood that the consummation or dissolution of a Joint Venture Transaction, the incurrence of Non-Recourse Joint Venture Indebtedness or the consummation of an Asset Exchange shall not constitute such a material adverse change).

     SECTION 3.04. Title to Properties; Possession Under Leases.

     (a) To the best of the Borrower's knowledge, each of the Borrower and the Principal Subsidiaries has good and marketable title to, or valid leasehold interests in, or other rights to use or occupy, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.01.

     (b) Each of the Borrower and the Principal Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect, except where such failure to comply or maintain such leases in full force and effect would not have a Material Adverse Effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases except where such failure would not have a Material Adverse Effect.

     SECTION 3.05. Ownership of Subsidiaries.

     The Borrower owns, free and clear of any Lien (other than Liens expressly permitted by Section 6.01), all of the issued and outstanding shares of common stock of each of the Principal Subsidiaries.

     SECTION 3.06. Litigation; Compliance with Laws.

     (a) There is no action, suit, or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Borrower, threatened against the Borrower or any of the Subsidiaries or any material property of any thereof before any court or arbitrator or any governmental or administrative body, agency, or official which (i) challenges the validity of this Agreement or any other Loan Document, (ii) may reasonably be expected to have a material adverse effect on the ability of the Borrower to perform any of its obligations under this Agreement or any other Loan Document or on the rights of or benefits available to the Lenders under this Agreement or any other Loan Document or (iii) except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 or the Borrower's Quarterly Reports on Form 10-Q for the periods ending March 31, 2004 and June 30, 2004, may reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Borrower nor any of the Subsidiaries is in violation of any law, rule, or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be anticipated to result in a Material Adverse Effect.

     (c) Except as set forth in or contemplated by the financial statements or other reports referred to in Section 3.02 hereof and which have been delivered to the Lenders on or prior to the date hereof, (i) the Borrower and each of its Subsidiaries have complied with all Environmental Laws, except to the extent that failure to so comply is not reasonably likely to have a Material Adverse Effect, (ii) neither the Borrower nor any of its Subsidiaries has failed to obtain, maintain or comply with any permit, license or other approval under any Environmental Law, except where such failure is not reasonably likely to have a Material Adverse Effect, (iii) neither the Borrower nor any of its Subsidiaries has received notice of any failure to comply with any Environmental Law or become subject to any liability under any Environmental Law, except where such failure or liability is not reasonably likely to have a Material Adverse Effect,
(iv) no facilities of the Borrower or any of its Subsidiaries are used to manage any Specified Substance in violation of any law, except to the extent that such violations, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, and (v) the Borrower is aware of no events, conditions or circumstances involving any Release of a Specified Substance that is reasonably likely to have a Material Adverse Effect.

     SECTION 3.07. Agreements.

     (a) Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted, or could reasonably be anticipated to result, in a Material Adverse Effect.

     (b) Neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be anticipated to result in a Material Adverse Effect.

     SECTION 3.08. Federal Reserve Regulations.

     No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally, or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

     SECTION 3.09. Investment Company Act; Public Utility Holding Company Act.

     Neither the Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.10. Use of Proceeds.

     The Borrower will use the proceeds of the Loans only for general corporate purposes, including working capital and support of commercial paper issuances and Securitization Transactions permitted hereunder as well as one or more Joint Venture Transactions, acquisitions or Asset Exchanges; provided, however, that no such proceeds shall be used (i) to make any Restricted Payment, or (ii) directly or indirectly in connection with any Hostile Acquisition.

     SECTION 3.11. Tax Returns.

     Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except (i) taxes that are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside on its books adequate reserves and (ii) where such failure to file or pay would not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.12. No Material Misstatements.

     No statement, information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the syndication or negotiation of this Agreement or any other Loan Document or included herein or therein or delivered pursuant hereto or thereto contained, contains, or will contain any material misstatement of fact or intentionally omitted, omits, or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are, or will be made, not misleading.

     SECTION 3.13. Employee Benefit Plans.

     (a) Each Plan is in compliance with ERISA, except for such noncompliance that has not resulted, and could not reasonably be anticipated to result, in a Material Adverse Effect.

     (b) No Plan has an accumulated or waived funding deficiency within the meaning of Section 412 or Section 418B of the Code, except for any such deficiency that has not resulted, and could not reasonably be anticipated to result, in a Material Adverse Effect.

     (c) No proceedings have been instituted to terminate any Plan, except for such proceedings where the termination of a Plan has not resulted, and could not reasonably be anticipated to result, in a Material Adverse Effect.

     (d) Neither the Borrower nor any Subsidiary or ERISA Affiliate has incurred any liability to or on account of a Plan under ERISA (other than obligations to make contributions in accordance with such Plan), and no condition exists which presents a material risk to the Borrower or any Subsidiary of incurring such a liability, except for such liabilities that have not resulted, and could not reasonably be anticipated to result, in a Material Adverse Effect.

     SECTION 3.14. Insurance.

     Each of the Borrower and the Principal Subsidiaries maintains insurance with financially sound and reputable insurers, or self-insurance, with respect to its properties and business against loss or damage of the kind customarily insured against by reputable companies in the same or similar business and of such types and in such amounts (with such deductible amounts) as is customary for such companies under similar circumstances.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

     SECTION 4.01. Each Borrowing and Issuance.

     The obligation of each Lender to make a Loan on the occasion of any Borrowing, including any Conversion pursuant to Section 2.05 and the obligation of the Issuing Bank to make any L/C Credit Extension, is subject to the satisfaction of the following conditions:

     (a) The Administrative Agent shall have received a notice of such Borrowing or L/C Credit Extension as required by Section 2.03, 2.04, 2.05 or 2.20 as applicable;

     (b) The representations and warranties set forth in Article III hereof (except, in the case of a Conversion, the representations set forth in Sections
3.03 and 3.06(a)) shall be true and correct in all material respects on and as of the date of such Borrowing or such L/C Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct as of such earlier date;

     (c) The Borrower shall be in compliance with all of the terms and provisions set forth herein on its part to be observed or performed, and at the time of, and immediately after such Borrowing or L/C Credit Extension (as the case may be), no Event of Default or Default shall have occurred and be continuing; and

each Borrowing and each L/C Credit Extension shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or L/C Credit Extension (as the case may be) as to the matters specified in paragraphs
(b) and (c) of this Section 4.01.

     SECTION 4.02. Effective Date.

     The obligations of the Lenders to make Loans or the Issuing Bank to make any L/C Credit Extension hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.08):

     (a) The Administrative Agent shall have received a favorable written opinion of the general counsel of the Borrower, dated the Effective Date and addressed to the Lenders, to the effect set forth in Exhibit C hereto, and the Borrower hereby instructs such counsel to deliver such opinion to the Administrative Agent;

     (b) All legal matters incident to this Agreement and the borrowings hereunder shall be satisfactory to the Administrative Agent and the Lenders;

     (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below,
(B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the borrowings hereunder, and that such resolutions have not been modified, rescinded, or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; (iv) irrevocable notices from the Borrower requesting termination of the "Total Commitment" under each of the Existing Facilities effective automatically on the Effective Date and (v) such other documents as the Administrative Agent or the Lenders may reasonably request;

     (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of
Section 4.01;

     (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Effective Date; and

     (f) All "Commitments" (as defined in each of the Existing Facilities) under the Existing Facilities shall have been terminated in accordance with the terms thereof and all "Loans" (as defined in each of the Existing Facilities) outstanding thereunder shall have been repaid or prepaid together with accrued interest thereon and all other amounts payable to the "Lenders" (as defined in each of the Existing Facilities) under the Existing Facilities.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees with the Administrative Agent, the Issuing Bank and each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan (or any portion thereof), or any other expenses or amounts payable hereunder, shall be unpaid, or any Letter of Credit shall remain outstanding, the Borrower will:

     SECTION 5.01. Existence; Businesses and Properties.

     (a) Preserve and maintain, cause each of the Principal Subsidiaries to preserve and maintain, and cause each other Subsidiary to preserve and maintain (where the failure by any such other Subsidiary to so preserve and maintain would likely result in a Material Adverse Effect), its corporate existence, rights and franchises, except in connection with a Joint Venture Transaction or an Asset Exchange, provided, however, that the corporate existence of any Principal Subsidiary may be terminated if such termination is not disadvantageous to the Administrative Agent or any Lender;

     (b) continue to own all of the outstanding shares of common stock of each Principal Subsidiary, except in connection with a Joint Venture Transaction or an Asset Exchange;

     (c) comply, and cause each of the Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, including, without limitation, all Environmental Laws;

     (d) pay, and cause each of the Subsidiaries to pay, before any such amounts become delinquent, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including without limitation, claims for labor, materials, supplies, or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being disputed in good faith, and the Borrower has maintained adequate reserves with respect thereto, in each case where the failure to so pay would be reasonably expected to cause a Material Adverse Effect;

     (e) keep, and cause each of the Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all financial and business transactions of the Borrower and such Subsidiary in all material respects;

     (f) continue to carry on, and cause each Principal Subsidiary to continue to carry on, substantially the same type of business as the Borrower or such Principal Subsidiary conducted as of the date hereof and business reasonably related thereto, except for changes in such business that result from a Joint Venture Transaction or an Asset Exchange; and

     (g) maintain or cause to be maintained insurance with financially sound and reputable insurers, or self-insurance, with respect to its properties and business and the properties and business of the Subsidiaries against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts (with such deductible amounts) as is customary for such companies under similar circumstances;

provided, however, that the foregoing shall not limit the right of the Borrower or any of its Subsidiaries to engage in any transaction not otherwise prohibited by Section 6.02, 6.03 or 6.04.

     SECTION 5.02. Financial Statements, Reports, etc.

     In the case of the Borrower,  furnish to the Administrative  Agent and each
Lender:

     (a) as soon as available and in any event within 110 days after the end of each fiscal year, consolidated balance sheets and the related statements of income and cash flows of the Borrower and its Subsidiaries (the Borrower and its Subsidiaries being collectively referred to as the "Companies") as of the close of such fiscal year (which requirement shall be deemed satisfied by the delivery of the Borrower's Annual Report on Form 10-K (or any successor form) for such year), all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Companies on a consolidated basis in accordance with GAAP consistently applied;

     (b) within 65 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended September 30, 2004), consolidated balance sheets and related statements of income and cash flows of the Companies as of the close of such fiscal quarter and the then elapsed portion of the fiscal year (which requirement shall be deemed satisfied by the delivery of the Borrower's Quarterly Report on Form 10-Q (or any successor form) for such quarter), each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Companies on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

     (c) concurrently with any delivery of financial  statements under paragraph
(a) or (b) of this Section, a certificate of a Financial Officer of the Borrower
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations (including with respect to any pro forma effect given to a Material Transaction) demonstrating compliance with Section 6.07 as of the last day of the most recent fiscal quarter covered by such financial statements;

     (d) promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's public shareholders, and copies of all registration statements (other than those on Form S-8) and Form 8-K's (to the extent that such Form 8-K's disclose actual or potential adverse developments with respect to the Borrower or any of its Subsidiaries that constitute, or could reasonably be anticipated to constitute, a Material Adverse Effect) filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange;

     (e) promptly after (i) the occurrence thereof, notice of any ERISA Termination Event or "prohibited transaction", as such term is defined in
Section 4975 of the Code, with respect to any Plan that results, or could reasonably be anticipated to result, in a Material Adverse Effect, which notice shall specify the nature thereof and the Borrower's proposed response thereto, and (ii) actual knowledge thereof, copies of any notice of PBGC's intention to terminate or to have a trustee appointed to administer any Plan; and

     (f) promptly, from time to time, such other information, regarding its operations, business affairs and financial condition, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 5.02(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission (or any successor thereto)) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's on the Internet at the website address listed in
Schedule 9.01; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the compliance certificates required by Section 5.02(c) to the Administrative Agent. Except for such compliance certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     SECTION 5.03. Litigation and Other Notices.

     Furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

     (b) the filing or commencement of, or any written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any of the Subsidiaries which is reasonably likely to be adversely determined and which, if adversely determined, could reasonably be anticipated to result in a Material Adverse Effect; and

     (c) any development with respect to the Borrower or any Subsidiary that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

     SECTION 5.04. Maintaining Records.

     Maintain all financial records in accordance with GAAP and, upon reasonable notice, permit the Administrative Agent and each Lender to visit and inspect the financial records of the Borrower at reasonable times and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower with the appropriate officers thereof and, with the Borrower's consent (which shall not be unreasonably withheld), the independent accountants therefor; provided, however, that if the Borrower shall so require, a single representative shall be appointed by Lenders holding at least 50% of the aggregate outstanding principal balance of the Loans to exercise the rights granted to the Lenders under this
Section 5.04.; provided, further, that when an Event of Default exists the Administrative Agent or any Lender may do any of the foregoing, upon reasonable notice, at any time during normal business hours (without appointment of a single representative by the Lenders).

     SECTION 5.05. Use of Proceeds.

     Use the proceeds of the Loans only for general corporate purposes, including working capital and support of commercial paper issuances and Securitization Transactions permitted hereunder as well as one or more Joint Venture Transactions, acquisitions or Asset Exchanges; provided, however, that no such proceeds shall be used (i) to make any Restricted Payment, or (ii) directly or indirectly in connection with any Hostile Acquisition.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     The Borrower covenants and agrees with each Lender, the Issuing Bank and the Administrative Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan (or any portion thereof), or any other expenses or amounts payable hereunder, shall be unpaid or any Letter of Credit shall remain outstanding, it will not:

     SECTION 6.01. Liens; Restrictions on Sales of Receivables.

     Create, incur, assume, or suffer to exist, or permit any of the Principal Subsidiaries to create, incur, assume, or suffer to exist, any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness of the Borrower or any such Principal Subsidiary, or sell or assign any accounts receivable (other than in the ordinary course of business substantially in accordance with the Borrower's past practice), other than: (a) Liens incurred or deposits made in the ordinary course of business to secure surety and appeal bonds, leases, return-of-money bonds and other similar obligations (exclusive of obligations of the payment of borrowed money); (b) pledges or deposits to secure the utility obligations of the Borrower incurred in the ordinary course of business; (c) Liens upon or in property now owned or hereafter acquired to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of any property, provided that such Indebtedness shall not exceed the fair market value of the property being acquired, constructed or improved; (d) Liens on the assets of any Principal Subsidiary to secure the repayment of project financing for such Principal Subsidiary; (e) Liens on the assets of any Person merged or consolidated with or into (in accordance with Section 6.04) the Borrower or any Principal Subsidiary that were in effect at the time of such merger or consolidation; (f) Liens for taxes, assessments and governmental charges or levies, which are not yet due or are which are being contested in good faith by appropriate proceedings; (g) Liens securing Indebtedness of the Borrower or any Principal Subsidiary to the Rural Electrification Administration, the Rural Utilities Service or the Rural Telephone Bank (or any successor to any such agency); (h) carriers', warehousemen's, mechanics', materialmen's, repairmen's, suppliers or other like Liens arising in the ordinary course of business relating to obligations not overdue for a period of more than 60 days or which are bonded or being contested in good faith by appropriate proceedings; (i) pledges or deposits in connection with workers' compensation laws or similar legislation or to secure public or statutory obligations; (j) Liens incurred on deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (k) easements, rights of way, restrictions and other encumbrances incurred which, in the aggregate, do not materially interfere with the ordinary conduct of business; (l) restrictions by Governmental
Authorities on the operations, business or assets of the Borrower or its Subsidiaries that are customary in the Borrower's and its Subsidiaries' businesses; (m) sales of accounts receivable pursuant to, and Liens existing or deemed to exist in connection with, any Securitization Transactions, provided the aggregate amount of all such Securitization Transactions shall not at any time exceed $150,000,000; and (n) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $25,000,000; provided, however, that the Borrower or any Principal Subsidiary may create, incur, assume or suffer to exist other Liens (in addition to Liens excepted by the foregoing clauses (a) through (n)) on its assets so long as such Liens equally and ratably secure the Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 6.02. Ownership of the Principal Subsidiaries.

     Sell, assign, pledge, or otherwise transfer or dispose of any shares of common stock, voting stock, or stock convertible into voting or common stock of any Principal Subsidiary, except (a) to another Subsidiary, (b) in connection with a Joint Venture Transaction or (c) in connection with an Asset Exchange; provided, however, that the Borrower may pledge any shares of common stock, voting stock, or stock convertible into voting or common stock of any Principal Subsidiary so long as such pledge equally and ratably secures the Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 6.03. Asset Sales.

     Except in connection with a Joint Venture Transaction or an Asset Exchange, permit any Principal Subsidiary to sell, assign, or otherwise dispose of telecommunications assets (whether in one transaction or a series of transactions), if the net, after-tax proceeds thereof are used by the Borrower or any Subsidiary to prepay (other than a mandatory prepayment in accordance with the terms of the applicable governing documents, including pursuant to any put provision) Indebtedness incurred after the date hereof which Indebtedness has a maturity later than the Maturity Date (other than bridge or other financings incurred in connection with an asset purchase or sale, including acquisition indebtedness or indebtedness of an acquired entity or indebtedness incurred to refinance indebtedness outstanding as of the date hereof).

     SECTION 6.04. Mergers.

     Merge or consolidate with, or sell, assign, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), except in connection with an Asset Exchange, to any Person, or permit any Principal Subsidiary to do so, except that any Subsidiary may merge into or, subject to
Section 6.03, transfer assets to the Borrower or any other Subsidiary and the Borrower may merge with any Person; provided that, immediately thereafter and after giving effect thereto, no event shall occur or be continuing which constitutes an Event of Default or a Default and, in the case of any such merger to which the Borrower is a party, either the Borrower is the surviving corporation or the surviving entity (if not the Borrower) has a consolidated net worth (as determined in accordance with GAAP) immediately subsequent to such merger at least equal to the Consolidated Net Worth of the Borrower immediately prior to such merger and expressly assumes the obligations of the Borrower hereunder; provided, however, that, notwithstanding the foregoing, the Borrower and any of the Principal Subsidiaries may sell assets in the ordinary course of its business and may sell or otherwise dispose of worn out or obsolete equipment on a basis consistent with good business practices.

     SECTION 6.05. Restrictions on Dividends.

     (a) Enter into or permit any Principal Subsidiary to enter into, any contract or agreement (other than with a governmental regulatory authority having jurisdiction over the Borrower or such Principal Subsidiary) restricting the ability of such Principal Subsidiary to pay dividends or make distributions to the Borrower in any manner that would impair the ability of the Borrower to meet its present and future obligations hereunder. The Secretary of the Borrower or another officer of the Borrower satisfactory to the Administrative Agent shall, prior to entry into any contract or agreement that could restrict the ability of any Principal Subsidiary to pay dividends or make distributions to the Borrower, deliver to the Lenders a certificate certifying (a) to the absence of any Event of Default or Default after giving effect to the entry by such Principal Subsidiary into such contract or agreement, and (b) that such contract or agreement will not impair the ability of the Borrower to meet its present and future obligations hereunder.

     (b) In the case of the Borrower only, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, in each case if any Event of Default has occurred and is continuing at the time of such action or will result therefrom (but excluding the payment of dividends declared and announced by the Board of Directors at a time when no Event of Default existed).

     SECTION 6.06. Transactions with Affiliates.

     Except in connection with a Joint Venture Transaction or an Asset Exchange, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may engage in any of the foregoing transactions (i) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(ii) as otherwise may be required by any Federal or state Governmental Authority, or (iii) so long as such transactions are not materially disadvantageous to the Borrower.

     SECTION 6.07. Financial Ratio

     Permit the Leverage Ratio on any date prior to the Maturity Date to be greater than 4.5:1.

     SECTION 6.08. Guarantees

     Permit any Subsidiary to enter into, directly or indirectly, any Guarantee of any Indebtedness of the Borrower or any Subsidiary unless the Obligations are Guaranteed on a pari passu basis pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, except (i) any Guarantee in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such Guarantee was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (ii) any Guarantee in effect as of the Effective Date that is listed on Schedule 6.08, and (iii) additional Guarantees aggregating not more than $25,000,000 at any one time outstanding.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

     SECTION 7.01. Events of Default

     In case of the happening of any of the following events ("Events of Default"):

     (a) any representation or warranty made or deemed made in or in connection with this Agreement or any Loan Document or the Borrowings or any L/C Credit Extension hereunder or thereunder, or any representation, warranty, statement, or information contained in any written report, certificate, financial statement, or other instrument furnished in connection with or pursuant to this Agreement or any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made, or furnished;

     (b) default shall be made in the payment of any principal of any Loan (or any portion thereof) or any L/C Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

     (c) default shall be made in the payment of any interest on any Loan (or any portion thereof) or L/C Obligation, or any Fee or any other amount (other than an amount referred to in (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

     (d) default shall be made in the due observance or performance of any covenant, condition, or agreement contained in Section 5.01(f) or Section 5.05 or in Article VI;

     (e) default shall be made in the due observance or performance of any covenant, condition, or agreement contained herein or any other Loan Document (other than those specified in (b), (c), or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) the Borrower obtaining knowledge thereof and (ii) the date that written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender;

     (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Principal Subsidiary, or of a substantial part of the property or assets of the Borrower or a Principal Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership, or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for the Borrower or any Principal Subsidiary or for a substantial part of the property or assets of the Borrower or a Principal Subsidiary, or (iii) the winding-up or liquidation of the Borrower or any Principal Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (g) the Borrower or any Principal Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership, or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (f) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for the Borrower or any Principal Subsidiary or for a substantial part of the property or assets of the Borrower or any Principal Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability, or fail generally to pay its debts as they become due, or (vii) take any action for the purpose of effecting any of the foregoing;

     (h) the Borrower or any Principal Subsidiary, as the case may be, fails to pay when due, or within any grace period applicable thereto by the terms thereof, any Indebtedness of the Borrower or any Principal Subsidiary aggregating $50,000,000 or more;

     (i) the Borrower or any Principal Subsidiary shall fail to observe or perform any covenant or agreement contained in any single agreement or instrument relating to any Indebtedness in excess of (x) $75,000,000 in the aggregate, with respect to any Indebtedness issued on a tax-exempt basis, and
(y) $50,000,000 in the aggregate, with respect to all other Indebtedness, in each case within any applicable grace period, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment, pursuant to any put right (or similar right) of the holder thereof, or by the exercise by the Borrower or such Principal Subsidiary of its right to make a voluntary prepayment) in whole or in part prior to its stated maturity; or there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Principal Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Principal Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $50,000,000;

     (j) a judgment or order for the payment of money in excess of $50,000,000 and having a Material Adverse Effect shall be rendered against the Borrower or any of the Subsidiaries and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement, or otherwise);

     (k) a Plan shall fail to maintain the minimum funding standard  required by
Section 412(a) of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d), or a Plan is or shall have been terminated or the subject of termination proceedings under ERISA, or the Borrower or an ERISA Affiliate has incurred a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result from any such event or events a Material Adverse Effect; or

     (l) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and any obligation of the Issuing Bank to make L/C Credit Extensions, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding, (iii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and in any event with respect to the Borrower described in paragraph (f) or (g) above, the Commitments and the obligation of the Issuing Bank to make L/C Credit Extensions shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender and without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

     SECTION 7.02. Application of Funds

     After the exercise of remedies provided for in Section 7.01 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in Section 7.01), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under
Section 2.19) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank and amounts payable under Sections 2.15 and 2.19), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Fourth held by them;

     Fifth, to the Administrative Agent for the account of the Issuing Bank, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

     Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by applicable law.

Subject to Section 2.20(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

     In order to expedite the transactions contemplated by this Agreement, Bank of America, is hereby appointed to act as Administrative Agent on behalf of the Lenders and the Issuing Bank. Each of the Lenders, each Transferee and the Issuing Bank by its agreement to be bound hereby, irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender, Transferee or the Issuing Bank and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to promptly give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

     Neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be liable as such for any action taken or omitted by any of them, except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty, or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements contained herein. The Administrative Agent shall not be responsible to the Lenders or any Transferee or the Issuing Bank for the due execution, genuineness, validity, enforceability, or effectiveness of this Agreement or any other instruments or agreements. The Administrative Agent may deem and treat each Lender party hereto as a "Lender" hereunder and for all purposes hereof until it shall have received notice, given as provided herein, of the assignment of all of such Lender's rights and obligations hereunder. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or such other number of Lenders as is expressly required hereby with respect to such action or inaction) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each Transferee. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Administrative Agent nor any of its directors, officers, employees, or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

     Subject to the appointment and acceptance of a successor administrative agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Borrower shall have the right to appoint a successor, provided that any successor selected by the Borrower must be approved by the Required Lenders. If no successor shall have been so appointed by the Borrower and shall have accepted such appointment within 20 Business Days after the retiring Administrative Agent gives notice of its resignation, then the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 Business Days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor administrative agent which shall be a bank with an office in New York, New York and having a combined capital and surplus of at least $1,000,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the retiring
Issuing Bank shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

     With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

     Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have terminated, based on its outstanding Loans hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower, and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees, or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, cost, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent the same shall not have been indemnified by the Borrower; provided that no Lender shall be liable to the Administrative Agent or any of them for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees, or agents.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

     None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent" or "co-documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "syndication agent" or "documentation agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. Notices.

     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrower, the Administrative Agent or the Issuing Bank, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and

          (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

     (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) Change of Address, Etc. Each of the Borrower, the Administrative Agent and the Issuing Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the Issuing Bank.

     (d) Reliance by Administrative Agent, Issuing Bank and Lenders. The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic Standby Borrowing Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Issuing Bank, each Lender, their Affiliates and each of their respective partners, directors, officers, employees, agents and advisors from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.


     SECTION 9.02. Survival of Agreement.

     All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the making of each L/C Credit Extension, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any Letter of Credit is outstanding and unpaid or so long as the Commitments have not been terminated.


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

     SECTION 9.03. Binding Effect.

     This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

     SECTION 9.04. Successors and Assigns.

     (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Administrative Agent, the Issuing Bank, the Lenders and each of their respective Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that

          (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender,
     (x) the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000, and
     (y) the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of the assigning Lender immediately after the effectiveness of such assignment or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender immediately after the effectiveness of such assignment, shall not be less than $10,000,000;

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

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Competitive Loans;

          (iii) any assignment of a Commitment must be approved by the Administrative Agent and the Issuing Bank unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

          (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

     Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19, and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to and its participation in Letters of Credit, each Lender pursuant to the terms hereof from time to time (the "Register"). The Administrative Agent shall also record in the Register the then scheduled Maturity Date and shall update the Register from time to time upon any change in a Lender's Commitment and Loans and its participation in Letters of Credit pursuant to the terms of this Agreement. The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Lender and the Issuing Bank, at any reasonable time and from time to time upon reasonable prior notice.

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

     (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 9.08(b) that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.15 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.05 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Sections 2.13, 2.15 and 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.19(f) as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.


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

     (g) The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

     (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, subject to the appointment and acceptance of a successor Issuing Bank as provided below, resign as Issuing Bank. In the event of any such resignation as Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders, subject to acceptance of such appointment by such Lender, a successor Issuing Bank hereunder. If no successor shall have been so appointed by the Borrower and shall have accepted such appointment within 20 Business Days after the retiring Issuing Bank gives notice of its resignation, then the Required Lenders shall have the right to appoint a successor, subject to the approval of the Borrower (which approval shall not be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 Business Days after the retiring Issuing Bank gives notice of its resignation, then the retiring Issuing Bank may, on behalf of the Lenders, appoint a successor Issuing Bank from the Lenders, subject to the approval of the Borrower (which approval shall not be unreasonably withheld or delayed); provided, however, that no failure by such Lender to accept such appointment or obtain such approval shall affect the resignation of Bank of America as Issuing Bank. If Bank of America resigns as Issuing Bank, it shall retain all the rights and obligations of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all L/C Obligations with respect thereto (including the right to require the Lenders to make Standby ABR Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.20(c)). Notwithstanding any provision of this Agreement to the contrary, Bank of America shall not have any obligation to make any L/C Credit Extension at any time after notice of its intended resignation hereunder is delivered to the Borrower hereunder.

     SECTION 9.05. Expenses; Indemnity.

     (a) The Borrower agrees to pay (i) all reasonable legal fees and disbursements incurred by the Administrative Agent in connection with the preparation of this Agreement (including reasonable fees and disbursements of counsel subject to limits agreed to by the Administrative Agent and the Borrower) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank and any Lender in connection with any amendments, modifications or waivers of the provisions hereof or thereof or incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement.

     (b) The Borrower agrees to indemnify the Administrative Agent, the Issuing Bank, each Lender and each of their respective directors, officers, employees, Affiliates and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, (i) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (ii) any claim, litigation, investigation, or proceeding relating to this Agreement, any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or the transactions contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Each Lender shall notify the Borrower promptly after it determines that it will make a claim for indemnification under this Section 9.05(b). The Borrower shall be entitled to participate in the defense of the litigation, investigation, or proceeding giving rise to such claim with counsel satisfactory to the applicable Indemnitee in the exercise of its reasonable judgment; provided, however, that any such participation in such defense shall be conducted by the Borrower and at the Borrower's expense and in a manner considered by such Indemnitee to be satisfactory and effective to protect against such claim without causing damage to the conduct of, or affecting such Indemnitee's control of, such Indemnitee's defense. The Borrower shall inform such Indemnitee of its intention to participate in the defense of such claim within 15 days after receipt of notice thereof from such Indemnitee. In the case of an investigation, litigation or proceeding to which the indemnity in this section applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, the Borrower's equity holders or creditors or an Indemnitee, whether or not an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower further agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or its Subsidiaries or Affiliates or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct.

     (c) Each Lender severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have terminated, based on its outstanding Loans hereunder) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by the Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Issuing Bank or any of its directors, officers, employees, or agents. Without limitation of the foregoing, each Lender agrees to reimburse the Issuing Bank promptly upon demand in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have terminated, based on its outstanding Loans hereunder) for any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under this Section 9.05, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

     (d) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

     SECTION 9.06. Right of Setoff.

     If an Event of Default shall have occurred and be continuing, the Issuing Bank and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Person to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender or the Issuing Bank, as the case may be, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Issuing Bank and each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 9.07. Applicable Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.08. Waivers; Amendment.

     (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended, or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on, any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each affected Lender, (ii) change or extend the Commitment of any Lender or decrease or extend any scheduled payment date for the Commitment Fees or Letter of Credit Fees of any Lender without the prior written consent of such affected Lender, or (iii) amend or modify the provisions of Section 2.16, the provisions of this Section or the definition of "Required Lenders", without the prior written consent of each Lender; (iv) change Section 2.16 or Section 7.02 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; (vi) release all or substantially all of the Subsidiaries party to any Guaranty Agreement from their obligations thereunder (except as expressly provided therein), or limit the liability of such Subsidiaries thereunder, without the written consent of each Lender, or
(vii) release all or substantially all of the Collateral from the Liens of the Security Documents (except as expressly provided therein or pursuant to transactions permitted under this Agreement), without the written consent of each Lender; provided further that (A) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (C) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender. Each Lender shall be bound by any waiver, amendment, or modification authorized by this Section, and any consent by any Lender pursuant to this Section shall bind any Transferee of its rights and obligations hereunder.

     SECTION 9.09. Interest Rate Limitation.

     Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken, or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received, or reserved by such Lender in accordance with applicable law, the rate of interest payable to such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

     SECTION 9.10. Entire Agreement.

     This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     SECTION 9.11. Waiver of Jury Trial.

     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND, IF APPLICABLE, ANY OTHER AGREEMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

     SECTION 9.12. Severability.

     In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal, or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal, or unenforceable provisions.

     SECTION 9.13. Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

     SECTION 9.14. Headings.

     Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 9.15. Jurisdiction; Consent to Service of Process.

     (a) The Borrower hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other agreement or instrument executed and delivered in connection herewith, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

     (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or any other agreement or instrument executed and delivered in connection herewith in any New York State court or Federal court of the United States of America sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.16. USA PATRIOT Act Notice.

     Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

     SECTION 9.17. Payments Set Aside.

     To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Issuing Bank or any Lender, or the Administrative Agent, the Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and the Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

     SECTION 9.18. Treatment of Certain Information; Confidentiality.

     Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, "Information" means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.




                            [Signature pages follow]

     IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                        CITIZENS COMMUNICATIONS COMPANY


                        By:   /s/ Donald B. Armour
                           --------------------------------------------------
                           Name:  Donald B. Armour
                           Title: Senior Vice-President Finance and Treasurer


                        BANK OF AMERICA, N.A.,
                        as Administrative Agent


                        By:   /s/ Maurice Washington
                           --------------------------------------------------
                           Name:  Maurice Washington
                           Title: Assistant Vice-President

                                               SIGNATURE PAGE TO
                                 CITIZENS COMMUNICATIONS COMPANY
                               COMPETITIVE ADVANCE AND REVOLVING
                                       CREDIT FACILITY AGREEMENT


                              Lenders:
                              -------

                              BANK OF AMERICA, N.A.


                              By:   /s/ David A. Banmiller
                                 ----------------------------------------
                                 Name:  David A. Banmiller
                                 Title: Vice President

                                                SIGNATURE PAGE TO
                                  CITIZENS COMMUNICATIONS COMPANY
                                COMPETITIVE ADVANCE AND REVOLVING
                                        CREDIT FACILITY AGREEMENT




                                DEUTSCHE BANK TRUST COMPANY
                                AMERICAS


                                By:   /s/ Anca Trifan
                                   ---------------------------------------
                                   Name:  Anca Trifan
                                   Title: Director

                                                SIGNATURE PAGE TO
                                  CITIZENS COMMUNICATIONS COMPANY
                                COMPETITIVE ADVANCE AND REVOLVING
                                        CREDIT FACILITY AGREEMENT




                                JPMORGAN CHASE BANK


                                By:   /s/ Joan M. Fitzgibbon
                                   ---------------------------------------
                                   Name:  Joan M. Fitzgibbon
                                   Title: Managing Director

                                                 SIGNATURE PAGE TO
                                   CITIZENS COMMUNICATIONS COMPANY
                                 COMPETITIVE ADVANCE AND REVOLVING
                                         CREDIT FACILITY AGREEMENT




                                 MORGAN STANLEY BANK


                                 By:   /s/ Daniel Twenge
                                    -------------------------------------
                                    Name:  Daniel Twenge
                                    Title: Vice President

                                                  SIGNATURE PAGE TO
                                    CITIZENS COMMUNICATIONS COMPANY
                                  COMPETITIVE ADVANCE AND REVOLVING
                                          CREDIT FACILITY AGREEMENT




                                  THE ROYAL BANK OF SCOTLAND PLC


                                   By:   /s/ Andrew Wynn
                                      -----------------------------------
                                      Name:  Andrew Wynn
                                      Title: Senior Vice President

                                                   SIGNATURE PAGE TO
                                     CITIZENS COMMUNICATIONS COMPANY
                                   COMPETITIVE ADVANCE AND REVOLVING
                                           CREDIT FACILITY AGREEMENT




                                   UBS LOAN FINANCE LLC


                                   By:   /s/ Barbara Ezell-McMichael
                                      ----------------------------------
                                      Name:  Barbara Ezell-McMichael
                                      Title: Associate Director



                                   By:    /s/ Winslowe Ogbourne
                                       ---------------------------------
                                       Name:  Winslowe Ogbourne
                                       Title: Associate Director